Exhibit T3A-16

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

        PARAGON PLASTICS, INC.

(File This Form in

Duplicate Originals)

(Sect. 33-7-30 of 1976 Code)

(INSTRUCTIONS ON PAGE 4)

1.	The name of the proposed corporation is Paragon Plastics, Inc.

2.	The initial registered office of the corporation is Rice Avenue Extension

Street and Number

located in the city of Union , county of Union and the State of South Carolina and the name of its initial registered agent at such address is Louis M. Jordan

3.	The period of duration of the corporation shall be perpetual xxxxxxxxxxx years).

4.	The corporation is authorized to issue shares of stock as follows:

Class of shares	Authorised No. of each class	Par Value
Common	100,000	$1.00

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

5.	Total authorized capital stock $100,000.00
Please see instructions on Page 4.

6.	The existence of the corporation shall begin as of the filing date with the Secretary of State or to be effective .

7.	The number of directors constituting the initial board of Directors of the corporation is 4 , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Louis M. Jordan	100 East Wood Ave., Union, S. C.
Name	Address

A. Foster Jordan	418 E. Main St., Union, S. C.

Name	Address

Marshall M. Jordan	215 Beechwood, Spartanburg, S. C.

Name	Address

R. Ray Dennis	P. O. Drawer 5587, Spartanburg, S. C.

Name	Address

Name	Address

Name	Address

Name	Address

8.	The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated Section (33-3-10 of 1976 Code).

To perform injection molding and extrusion of plastic parts; to otherwise manufacture or assemble plastic parts; to sell at wholesale or provide assembling services of such parts to manufacturers in the textile industry or any other industry where such parts are required and to do any and all other things appertaining thereto.

9.	Provisions which the incorporators elect to include in the articles of incorporation are as follows:

The shareholders may enter into an agreement to operate the corporation as set forth in Section 33-11-220 of the South Carolina Code of Laws, 1976. The corporation may be organized as a “small business corporation” as defined in Title 26 USC Section 1244(c) (2) and the corporation may offer for sale and issue shares of its stock in such manner and in the hands of qualified shareholders such shares will receive the benefits conferred by Title 26, USC Section 1244 (IRC Section 1244).

10.	The name and address of each incorporator is.

Name	Street & Box No.	City	County	State

Louis M. Jordan	100 East Wood Ave., Union,	Union,	South Carolina

/S/ LOUIS M. JORDAN
(Signature of Incorporator)

Date	April 17, 1984	Louis M. Jordan
(Type or Print Name)

(Signature of Incorporator)

(Type or Print Name)

(Signature of Incorporator)

(Type or Print Name)

AUG 03 2009	JUN 6 2001

/s/ Mark Hammond	/s/ Jim Miles
SECRETARY OF STATE OF SOUTH CAROLINA	SECRETARY OF STATE

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLE OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1	The name of the corporation is PARAGON PLASTICS, INC.

2	Date of Incorporation April 24, 1984

3	Agents Name and Address: Corporation Service Co., 1301 Gervais Street, Columbia, South Carolina 29201

4	On May 16, 2001, the corporation adopted the following Amendment of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

See Attachment A

5	The manner it not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”)

NA

6	Complete other a or b whichever is applicable.

a	☒ Amendment(s) adopted by shareholder action.

At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares
				For	or	Against
1	92,500	92,500	0	92,500		0

*NOTE:

Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

7	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended).

Date May [ILLEGIBLE] 2001	PARAGON PLASTICS, INC.
Name of Corporation

/S/ JAMES E. MATHIS
Signature

James E. Mathis, President & CEO
Type or Print Name and Office

Form revised by South Carolina

Secretary of State, January 2000